EXHIBIT (99.2)

JOINT FILING AGREEMENT

In accordance with Rule 13D-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, no par value, of Eastern Insurance Holdings, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: August 22, 2006

NORTHAVEN PARTNERS, L.P.			NORTHAVEN OFFSHORE, LTD.

By:	Northaven Associates, LLC,		By:	/s/ Paul R. Burke
	as General Partner		Name:	Paul R. Burke
			Title:	Director
	By:	/s/ Paul R. Burke
	Name:	Paul R. Burke
	Title:	Member

NORTHAVEN PARTNERS II, L.P.			NORTHAVEN ASSOCIATES, LLC

By:	Northaven Associates, LLC,		By:	/s/ Paul R. Burke
	as General Partner		Name:	Paul R. Burke
			Title:	Member
	By:	/s/ Paul R. Burke
	Name:	Paul R. Burke
	Title:	Member

NORTHAVEN PARTNERS III, L.P.			NORTHAVEN MANAGEMENT, INC.

By:	Northaven Associates, LLC,		By:	/s/ Paul R. Burke
	as General Partner		Name:	Paul R. Burke
			Title:	Vice President

	By:	/s/ Paul R. Burke	/s/ Paul R. Burke
	Name:	Paul R. Burke	Paul R. Burke
	Title:	Member

/s/ Richard Brown
Richard Brown